Exhibit 10.4

FORM OF

MASTER TRANSITION SERVICES AGREEMENT

between

SARA LEE CORPORATION

and

HANESBRANDS INC.

i

ii

FORM OF

MASTER TRANSITION SERVICES AGREEMENT

This Master Transition Services Agreement (this “Agreement”), dated as of [            ], 2006, is by and between Sara Lee Corporation, a Maryland corporation (“Sara Lee”), and Hanesbrands Inc., a Maryland corporation (“HBI”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in Article X below.

RECITALS

WHEREAS, the board of directors of Sara Lee has determined that it is appropriate and desirable to separate Sara Lee’s branded apparel business from its other businesses;

WHEREAS, in order to effectuate the foregoing, Sara Lee and HBI have entered into a Master Separation Agreement dated as of [            ], 2006 (as amended, modified and/or restated from time to time, the “Separation Agreement”), which provides, among other things, subject to the terms and conditions set forth therein, for the Separation and the Distribution, and for the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement it will be necessary for each of the Parties to provide to the other the Services described herein for a transitional period described herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and subject to and on the terms and conditions herein set forth, the Parties hereby agree as follows.

ARTICLE I

ORDER OF PRECEDENCE; CONFLICTS

Section 1.1 Order of Precedence. In case of ambiguity or conflict between the terms and conditions of the body of this Agreement and the terms and conditions of a Schedule to this Agreement, the terms and conditions of the body of this Agreement shall control.

Section 1.2 Conflict with Separation Agreement. In the event of any conflict between the terms and conditions of the body of this Agreement and the terms and conditions of the Separation Agreement, the terms and conditions of the body of this Agreement shall control.

ARTICLE II

SERVICES

Section 2.1 Initial Services. Commencing on the Distribution Date, the Party designated as the Provider on the Schedules hereto shall provide, or with respect to any service to be provided by a member or members of such Party’s Group, to cause such member or members of such Party’s Group to provide, to the Party designated as the Purchaser on the Schedules hereto, or with respect to any service to be provided to a member or members of such Party’s Group, to such member or members of such Party’s Group, the applicable services set forth on Schedule 1 through Schedule 11 hereto (the “Initial Services”).

Section 2.2 Omitted Services; Additional Services. If, after the Distribution Date and during the Term of this Agreement, a Party identifies a service that the other Party (or a member of the other Party’s Group) previously provided to such Party (or a member of such other Party’s Group) prior to the Distribution Date, but such service was inadvertently omitted from the services set forth on the Schedules hereto (an “Omitted Service”), then upon the prior written consent of the Party that would be the Provider of such Omitted Service, which consent shall not be unreasonably withheld, such Omitted Service shall be added and considered as part of the Services. The Parties shall cooperate and act in good faith to create or amend an existing Schedule for each Omitted Service in a form substantially similar to the other Schedules hereto and reasonably acceptable to the Parties.

(a) From time to time after the Distribution Date and during the Term of this Agreement, the Parties may identify additional services that are not Omitted Services that one Party may agree to provide to the other Party in accordance with the terms of this Agreement (the “Additional Services” and, together with the Initial Services and any agreed upon Omitted Services, the “Services”). The Parties shall cooperate and act in good faith to amend or create a Schedule for each Additional Service in a form substantially similar to the other Schedules hereto and reasonably acceptable to the Parties. Notwithstanding the foregoing, neither Party shall have any obligation to agree to provide any Additional Services.

Section 2.3 Performance of Services. Each Provider shall, and shall cause the applicable members of its Group to, perform its duties and responsibilities hereunder in good faith based on its past practices and in accordance with the service levels and performance obligations specified in the applicable Schedule, but in no event less than a manner that is substantially the same in nature, accuracy, quality, completeness, timeliness, responsiveness and efficiency to the services provided by the applicable Provider to the applicable Purchaser prior to the Distribution Date.

(a) Nothing in this Agreement shall require a Provider to perform or cause to be performed any Service in a manner that would constitute a violation of applicable laws, including, without limitation, the Foreign Corrupt Practices Act.

(b) Neither Provider nor any member of its Group will be required to perform or to cause to be performed any of the Services for the benefit of any Third Party or any other Person other than the applicable Purchaser.

(c) Except as expressly contemplated by the Schedules, no Provider shall be obligated to (i) hire or train additional employees, (ii) purchase, lease or license any additional equipment, or (iii) pay any costs related to the transfer or conversion of Information to a Purchaser or any alternate supplier of Services. Subject to the foregoing and any other terms and conditions of this Agreement, each Provider shall maintain sufficient resources to perform its obligations hereunder. Except as set forth otherwise in an applicable Schedule, each Provider shall be solely responsible for obtaining and maintaining all equipment, software, licenses, personnel, facilities and other resources necessary for such Provider’s provision of the Services for which it is responsible.

Section 2.4 Changes to Services. Except as provided in Section 2.8 below or otherwise agreed in writing by the Parties, each Provider may make changes from time to time in the manner of performing the Services if: (a) such Provider is making similar changes in performing analogous services for itself or members of its own Group; (b) such Provider furnishes to the applicable Purchaser substantially the same notice (in content and timing) and right of consultation as such Provider shall furnish to its own organization or members of its own Group respecting such changes; and (c) such changes shall not result in any material degradation of the Services and the Services after the applicable changes shall meet all requirements herein and shall be of the same or higher nature, accuracy, quality, completeness, timeliness, responsiveness and efficiency as the same Services prior to such changes. No such change shall affect the Charges for the applicable Service.

Section 2.5 Transitional Nature of Services. The Parties acknowledge the transitional nature of the Services and, in addition to the obligations in Section 4.4, agree to cooperate in good faith and to use reasonable best efforts to effectuate a smooth and orderly transition of the Services from the Provider to the Purchaser or such Third Party provider as may be designated by the Purchaser.

Section 2.6 Cooperation. In the event that (a) there is nonperformance of any Service as a result of an event described in Section 9.3, (b) the provision of a Service would violate applicable law, or (c) the provision of a Service requires consent of a Third Party which has not been obtained, the Parties agree to work together in good faith to arrange for an alternative means by which the applicable Purchaser may obtain, at the Purchaser’s sole cost, the Service so affected.

Section 2.7 Use of Third Parties to Provide the Services. Each Provider may perform its obligations through its Group or, if such Provider is obtaining analogous services for itself from agents, subcontractors or independent contractors, the Provider may perform its obligations hereunder through the use of agents, subcontractors or independent contractors, if such Provider furnishes to the applicable Purchaser substantially the same notice (in content and timing) as such Provider shall furnish to its own organization or members of its own Group respecting such use of Third Parties. If the Provider is not obtaining analogous services for itself from Third Parties, the Provider may perform its obligations hereunder through the use of agents, subcontractors or independent contractors only upon obtaining the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided that such agents, subcontractors or independent contractors (i) can provide the Services with the same quality as such Services were provided prior to the Separation Date or as is otherwise required under this

Agreement, and (ii) shall maintain the required internal controls (including compliance with any confidentiality restrictions in ARTICLE V) and comply with all applicable laws with respect to the Services. Notwithstanding the foregoing, a Provider shall not be relieved of its obligations under this Agreement by use of such members of its Group, agents, subcontractors or contractors and such Provider shall be liable for all acts and omissions of its Group and such Third Parties. Delegation of performance of any Service by a Provider as permitted in this Section 2.7 shall not affect the Charges for the applicable Service.

Section 2.8 Mutual Cooperation. The Parties and their respective Group members shall cooperate with each other in connection with the performance of the Services hereunder, including producing on a timely basis all Information that is reasonably requested with respect to the performance of Services and the transition of Services at the end of the Term of this Agreement; provided, however, that such cooperation shall not unreasonably disrupt the normal operations of the Parties and their respective Group members and provided further, that the Party requesting cooperation shall pay all reasonable out-of-pocket costs and expenses, excluding salary and wages of personnel providing such cooperation, incurred by the Party or its Group members furnishing such requested cooperation, unless otherwise expressly provided in this Agreement or the Separation Agreement.

Section 2.9 Internal Controls, Record Retention and Operating Policies. In addition to the record retention requirements of the Separation Agreement, each Party acting as a Provider under a Schedule to this Agreement shall, in connection with the Services under such Schedule, maintain and comply with the internal controls, record retention policies and other operating policies and procedures that were in place prior to the Distribution for the services that are the same as such Services or that are otherwise required by applicable law. Without limiting the foregoing, each such Party acting as a Provider shall maintain with respect to the Services the internal controls and other compliance policies in place prior to the Distribution as necessary to comply with the Sarbanes-Oxley Act of 2002 or as otherwise implemented by the Parties to comply with internal standards and procedures or applicable law. In the event a Party receiving Services as a Purchaser under a Schedule requires a change to the internal controls or compliance policies or requires the implementation of additional internal controls or compliance policies related to the Services in order to comply with changes to applicable law or internal standards and procedures, the Party acting as Provider shall change or add to the internal controls or compliance policies related to the Services as requested by the Purchaser. In connection with a Provider changing or adding to internal controls or compliance policies as required by the foregoing, the Purchaser shall pay for any additional costs or additional Charges for the Services associated with the implementation or maintenance of the applicable change or addition; provided, however, that if (i) such change or addition is required for the compliance of both Parties with a law or policy applicable to both Parties, or (ii) both Parties will benefit from such change or addition, the Parties shall negotiate in good faith an equitable sharing of the costs or Charges associated with such change or addition.

Section 2.10 Audit Assistance. Each of the Parties and their respective Subsidiaries are or may be subject to regulation and audit by governmental bodies, standards organizations, other regulatory authorities, customers or other parties to contracts with such Parties under applicable law and contract provision (an “Auditing Entity”). If an Auditing Entity exercises its right to examine or audit such Party’s or a member of its Group’s books, records, documents or accounting practices and procedures pursuant to such applicable law, rules, regulations, standards or contract provisions and such audit or examination relates to the Services, the other Party shall provide, at the sole cost and expense of the requesting Party, all assistance, records and access requested by the Party that is subject to the audit in responding to such audits or requests for information, to the extent that such assistance or information is within the reasonable control of the cooperating Party and is related to the Services. A Party acting as a Purchaser hereunder may request its third party auditor to perform a SAS 70 Type II audit or other audit or review of such Provider’s internal controls and operating environment related to the Services upon reasonable advance notice, and the Provider shall perform such an audit or review or assist Purchaser or Purchaser’s third party auditor in connection with such an audit or review, in each case at the Purchaser’s expense. At the conclusion of such audit or review, the Provider shall implement such reasonable changes to the Services or operating environment to correct deficiencies identified in the audit report to ensure compliance with applicable law or that are otherwise necessary for Provider to comply with Purchaser’s internal policies in connection with the Services. The Parties shall share the costs to implement all such changes equally.

ARTICLE III

CHARGES AND BILLING; TAXES

Section 3.1 Charges for Services. The charges for the Services shall be (a) as set forth in the applicable Schedules, or (b) determined in accordance with the charging methodology as set forth in the applicable Schedules (the “Charges”).

Section 3.2 Procedure. Charges for the Services shall be charged to, and payable by, the Purchaser. Amounts payable pursuant to the terms of this Agreement shall be paid to the Provider, as directed by the Provider in the manner and at the time provided in the applicable Schedule. All amounts due and payable hereunder shall be invoiced and paid in U.S. dollars in accordance with the provisions of the applicable Schedule.

Section 3.3 Late Payments. Charges not paid when due in accordance with the provisions of the applicable Schedule shall bear interest at a rate per annum equal to the Prime Rate plus two percent (2%) from such date due until the date paid.

Section 3.4 Taxes. Each Purchaser shall pay any and all Taxes incurred in connection with the applicable Provider’s or its Group’s provision of the Services, including all sales, use, value-added, and similar Taxes, but excluding Taxes based on such Provider’s or its Group’s net income or Employment Taxes.

Section 3.5 Record-Keeping. Each Party shall, in its capacity as Provider, maintain complete and accurate records of any invoices and supporting documentation for all amounts billable to, and payments made by, the Purchaser under this Agreement. Each

Provider shall provide to the Purchaser or its designee documentation and other information relating to each invoice as may be reasonably requested by the Purchaser to verify that the Provider’s charges are accurate, complete, and valid in accordance with this Agreement.

Section 3.6 No Set-Off. A Purchaser’s obligation to make any required payments under this Agreement (including any schedule or exhibit hereto), the Separation Agreement (including any schedule or exhibit thereto) or any Ancillary Agreement (including any schedule or exhibit thereto) shall not be subject to any unilateral right of offset, set-off, deduction or counterclaim, however arising.

ARTICLE IV

TERM AND TERMINATION

Section 4.1 Term. Unless otherwise terminated pursuant to Section 5.2, this Agreement will terminate with respect to any Service at the close of business on the last day of the Service Period for such Service. Notwithstanding the foregoing, the Purchaser may elect to extend the Service Period for any Service in accordance with the terms for extension provided in the applicable Schedule. Unless extended in accordance with the foregoing, this Agreement will terminate at the close of business on the last day of the last Service Period in effect (the “Term”).

Section 4.2 Early Termination. Each Purchaser shall have the right at any time during the Term of this Agreement to terminate its obligation to purchase any Service, upon the giving of an advance written notice to the Provider of such Service of (i) not less than the number of days set forth in the applicable Schedule or, (ii) if the applicable Schedule does not set forth a number of days, not less than thirty (30) days. If a Purchaser terminates a Service prior to the expiration date for such Service, the fees for such Service will be prorated to account for the period during which such Service was provided and the fees for any remaining Services will be decreased to account for the Service that is terminated. In addition, each Purchaser shall have the right at any time during the Term of this Agreement to terminate its obligation to purchase any Service if the Provider of such Service materially breaches a material provision with regard to that particular Service and, if curable, does not cure such breach within thirty (30) days after being given notice of such breach.

Section 4.3 Information Transmission. On or prior to the last day of each relevant Service Period, the Provider shall use reasonable best efforts and shall cause the members of its Group to use reasonable best efforts to support any transfer of Information concerning the relevant Services to the applicable Purchaser. If requested by the Purchaser, the Provider shall deliver and shall cause the members of its Group to deliver to the applicable Purchaser, within such time periods as the Parties may reasonably agree, all Information received, generated or computed for the benefit of such Purchaser during the Service Period, in electronic and/or hard copy form; provided, however, that (i) the Provider shall not have any obligation to provide or cause to provide Information in any non-standard format, and (ii) the Provider and the members of its Group shall be reimbursed for their reasonable out-of-pocket costs for providing Information in any format other than its standard format, unless otherwise expressly provided in the applicable Schedule.

Section 4.4 Termination Assistance. Upon termination or expiration of this Agreement, each Provider shall have an absolute and unconditional obligation to provide to the Purchaser, or Purchaser’s designees at Purchaser’s request (including one or more Third Parties), services as necessary to effect an orderly and smooth transition of the Services to Purchaser’s internal services environment or a successor service provider and such other cooperation as reasonably requested by the Purchaser in connection with such termination or expiration. Any particular termination and expiration assistance services may be detailed in an applicable Schedule and shall include, at a minimum, any knowledge transfer, training of the Purchaser’s or its designee’s personnel, transfer of data and other materials related to the Services and any other information and assistance reasonably necessary or desirable or reasonably requested by the Purchaser to ensure an orderly and smooth transition of the Services to Purchaser’s internal services environment or a successor service provider. Except as otherwise provided in Section 4.3, when any Information furnished by the other Party after the Distribution Date pursuant to this Agreement is no longer needed for the purposes contemplated by this Agreement, each Party shall, at such Party’s option, promptly after receiving a written request from the other Party either return to the other Party all such Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

ARTICLE V

CONFIDENTIALITY

RESERVED.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 6.1 Authorization. Each Party represents and warrants: (a) that this Agreement has been validly executed and delivered by such Party and that the provisions set forth in this Agreement constitute legal, valid, and binding obligations of such Party enforceable against such Party in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending; and (b) that such Party has all requisite power and authority to enter into this Agreement.

Section 6.2 Non-Infringement. Each Party, as a Provider, shall perform the Services under this Agreement in a manner that does not and shall not infringe, or constitute an infringement or misappropriation of, any intellectual property rights of any third party.

Section 6.3 Compliance with Laws. Each Party shall perform the Services under this Agreement in a manner that complies in all material respects with all applicable laws.

Section 6.4 Disclaimer of Representations and Warranties. EXCEPT AS PROVIDED IN ARTICLE II, THIS ARTICLE VI OR OTHERWISE IN A SCHEDULE, EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL SERVICES AND PRODUCTS ARE PROVIDED ON AN “AS-IS” “WHERE-IS” BASIS AND THAT NEITHER PROVIDER NOR ANY MEMBER OF ITS GROUP MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES OR OTHERWISE HEREUNDER, AND EACH PROVIDER AND MEMBER OF ITS GROUP HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTIES WITH RESPECT TO THE SERVICES OR OTHERWISE HEREUNDER, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VII

LIMITATIONS OF LIABILITY AND INDEMNITY

Section 7.1 Exclusion of Consequential Damages. EXCEPT WITH RESPECT TO BREACHES OF ARTICLE V AND THE RESPONSIBILITIES UNDER SECTION 7.2, IN NO EVENT SHALL EITHER PARTY, THE MEMBERS OF ITS GROUP OR ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF AND THE MEMBERS OF ITS GROUP ANY CLAIM FOR SUCH DAMAGES, INCLUDING ANY CLAIM FOR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

Section 7.2 Indemnification for Third Party Claims. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party, the members of its Group and each of their respective directors, officers and employees, and each of the successors and assigns of any of the foregoing (collectively, the “Indemnified Parties”), from and against any and all claims of Third Parties relating to, arising out of or resulting from the Indemnifying Party’s gross negligence or willful misconduct in the performance of its obligations hereunder, or breach of this Agreement, other than Third Party claims arising out of the gross negligence or willful misconduct, or breach of this Agreement by any Indemnified Party.

ARTICLE VIII

DISPUTE RESOLUTION; GOVERNING LAW AND JURISDICTION

Section 8.1 Amicable Resolution. The Parties desire that friendly collaboration will develop between them. Accordingly, they will try to resolve in an amicable manner all disputes and disagreements connected with their respective rights and obligations under this Agreement in accordance with Section 6.12 of the Separation Agreement.

Section 8.2 Arbitration. Subject to Section 8.1, and except for suits seeking injunctive relief or specific performance, in the event of any dispute, controversy or claim arising under or in connection with this Agreement (including any dispute, controversy or claim relating to the breach, termination or validity thereof), the Parties agree to submit any such dispute, controversy or claim to binding arbitration in accordance with Section 6.13 of the Separation Agreement.

Section 8.3 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

Section 8.4 Submission to Jurisdiction. SUBJECT TO SECTION 8.2, EACH OF THE PARTIES IRREVOCABLY SUBMITS (FOR ITSELF AND IN RESPECT OF ITS PROPERTY) TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS, FORSYTH COUNTY, NORTH CAROLINA, OR GUILFORD COUNTY, NORTH CAROLINA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT; PROVIDED THAT THE PARTIES MAY BRING ACTIONS OR PROCEEDINGS AGAINST EACH OTHER IN OTHER JURISDICTIONS TO THE EXTENT NECESSARY TO IMPLEAD THE OTHER PARTY IN ANY ACTION COMMENCED BY A THIRD PARTY THAT IS RELATED TO THIS AGREEMENT. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT OR IN OTHER JURISDICTIONS UNLESS SUCH ACTIONS OR PROCEEDINGS ARE NECESSARY TO IMPLEAD THE OTHER PARTY IN ANY ACTION COMMENCED BY A THIRD PARTY THAT IS RELATED TO THIS AGREEMENT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 9.12. NOTHING IN THIS SECTION 8.4, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

Section 8.5 Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Survival. Section 2.3(c), Section 2.10, Section 4.3, Section 4.4, ARTICLE V, ARTICLE VII, ARTICLE VIII, ARTICLE IX and ARTICLE X shall survive any expiration or termination of this Agreement.

Section 9.2 Title to Intellectual Property. Each Purchaser acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any intellectual property which is owned or licensed by any Provider, by reason of the provision of the Services provided hereunder. No Purchaser will remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any intellectual property owned or licensed by any Provider, and each Purchaser shall reproduce any such notices on any and all copies thereof. No Purchaser will attempt to decompile, translate, reverse engineer or make excessive copies of any intellectual property owned or licensed by any Provider, and each Purchaser shall promptly notify such Provider of any such attempt, regardless of whether by Purchaser or any Third Party, of which Purchaser becomes aware.

Section 9.3 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, embargoes, shortages, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Party of such force majeure event as promptly as possible after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The non-performing party shall also keep the other Party informed of further developments regarding such force majeure event on a prompt basis. The non-performing Party shall use commercially reasonable efforts to remove the cause of non-performance, and both Parties shall resume performance hereunder as promptly as possible when such cause is removed. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. In the event that such force majeure event lasts for more than ninety (90) days, such other Party shall have the right to terminate the Agreement or the applicable Schedule(s) upon sixty (60) days written notice to the non-performing Party. Notwithstanding the foregoing, if a Party in its capacity as the Provider is unable to provide the Services due to a force majeure event for a period of greater than five (5) consecutive days, then the other Party may seek substitute services from a Third Party service provider, and the non-performing Party and the other Party share the cost of the replacement services during the period of non-performance.

Section 9.4 Independent Contractors. The Parties each acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. The relationships of the Parties hereunder are those of independent contractors and nothing contained herein shall be deemed to create a joint venture, employer/employee, partnership or any other relationship.

Section 9.5 Subrogation. If any liability arises from the performance of any Service under this Agreement by a third party contractor, the Purchaser with respect to such Service shall be subrogated to such rights, if any, as the Provider may have against such third party contractor.

Section 9.6 Entire Agreement; Incorporation of Schedules and Exhibits. This Agreement (including all Schedules and Exhibits referred to herein) and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. All Schedules and Exhibits referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

Section 9.7 Amendments and Waivers. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto under or by reason of this Agreement.

Section 9.8 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party hereto would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 9.7 and shall be effective only to the extent in such writing specifically set forth.

Section 9.9 Parties In Interest. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties, and their respective successors and permitted assigns, any rights or remedies of any nature whatsoever under or by virtue of this Agreement.

Section 9.10 Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any instrument purporting to make such an assignment without prior written consent shall be void; provided, however, either Party may assign this Agreement to a successor entity in conjunction with a merger effected solely for the purpose of changing such Party’s state of incorporation (but subject to any applicable requirements of the Tax Sharing Agreement). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

Section 9.11 Responsible Parties. Each Party shall be responsible for its Group members’ compliance with the terms and conditions of this Agreement.

Section 9.12 Notices. All notices, demands and other communications given under this Agreement must be in writing and must be either personally delivered, telecopied (and confirmed by telecopy answer back), mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number indicated below or such other address or telecopy number or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice, demand or other communication under this Agreement shall be deemed to have been given when so personally delivered or so telecopied and confirmed (if telecopied before 5:00 p.m. Eastern Standard Time on a business day, and otherwise on the next business day), or if sent, one business day after deposit with an overnight courier, or, if mailed, five business days after deposit in the U.S. mail.

To Sara Lee: Sara Lee Corporation Three First National Plaza Chicago, Illinois 60602-4260 Attention: General Counsel Facsimile Number: (312) 419-3187	To HBI: Hanesbrands Inc. 1000 East Hanes Mill Road Winston-Salem, North Carolina 27105 Attention: General Counsel Facsimile Number: (336) 714-7441

Section 9.13 Severability. The Parties agree that (i) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (ii) any such invalid, void or otherwise unenforceable provisions shall be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (iii) the remaining provisions shall remain valid and enforceable to the fullest extent permitted by applicable law.

Section 9.14 Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The Parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

Section 9.15 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one party), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.16 Delivery by Facsimile and Other Electronic Means. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms thereof and deliver them to all other parties. No Party shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each such party forever waives any such defense.

ARTICLE X

DEFINITIONS

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Separation Agreement. In addition, for purposes of this Agreement, the following terms shall have the following meanings:

“Additional Services” has the meaning set forth in Section 2.2(b).

“Agreement” has the meaning set forth in the Preamble.

“Auditing Entity” has the meaning set forth in Section 2.10.

“Charges” has the meaning set forth in Section 3.1.

“Distribution Date” has the meaning set forth in Section 3.2 of the Separation Agreement.

“Employment Tax” means withholding, payroll, social security, workers compensation, unemployment, disability and any similar tax imposed by any Tax Authority, and any interest, penalties, additions to tax or additional amounts with respect to the foregoing imposed on any taxpayer or consolidated, combined or unitary group of taxpayers.

“Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“HBI” has the meaning set forth in the Preamble.

“Indemnified Party” has the meaning set forth in Section 7.2.

“Indemnifying Party” has the meaning set forth in Section 7.2.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Initial Services” has the meaning set forth in Section 2.1.

“Omitted Services” has the meaning set forth in Section 2.2(a).

“Parties” means the parties to this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

“Prime Rate” means the rate that Bank of America (or its successor or another major money center commercial bank agreed to by the Parties) announces as its prime lending rate, as in effect from time to time.

“Provider” means, with respect to any Service, the entity or entities identified on the applicable Schedule as the “Provider.”

“Purchaser” means, with respect to any Service, the entity or entities identified on the applicable Schedule as the “Purchaser.”

“Sara Lee” has the meaning set forth in the Preamble.

“Separation Agreement” has the meaning set forth in the Recitals.

“Service Period” means, with respect to any Service, the period commencing on the Distribution Date and ending on the earlier of (i) the date the Purchaser terminates the provision of such Service pursuant to Section 4.2, or (ii) the termination date or expiration date specified with respect to such Service on the Schedule applicable to such Service, unless extended pursuant to Section 4.1.

“Services” has the meaning set forth in Section 2.2(b).

“Subsidiary” of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

“Tax” means: (i) any income, net income, gross income, gross receipts, profits, capital stock, franchise, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, customs duties, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Tax Authority, and any interest, penalties, additions to tax or additional amounts with respect to the foregoing imposed on any taxpayer or consolidated, combined or unitary group of taxpayers; and (ii) any Employment Tax.

“Tax Authority” means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

“Third Party” means any Person other than Sara Lee, any Subsidiary of Sara Lee, HBI and any Subsidiary of HBI.

[SIGNATURE PAGE FOLLOWS]

WHEREFORE, the parties have signed this Master Transition Services Agreement effective as of the date first set forth above.

SARA LEE CORPORATION

Name:
Title:

HANESBRANDS INC.

Name:
Title: